EXHIBIT 3.2

PHH CORPORATION

SECOND AMENDED AND RESTATED

BY-LAWS

Adopted October 4, 2018

ARTICLE I
OFFICES

Section 1.                                           PRINCIPAL OFFICE.  The Corporation shall have a principal office in the State of Maryland as set forth in the Corporation’s articles of incorporation, as amended or restated (the “Articles of Incorporation”).The board of directors of the Corporation (the “Board of Directors”) may at any time change the Corporation’s principal office in the State of Maryland by making the appropriate filing with the Maryland State Department of Assessments & Taxation (the “SDAT”).  The Corporation may also have other offices, within or without the State of Maryland, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 2.                                           RESIDENT AGENT.  The resident agent of the Corporation and the agent’s address shall be as set forth in the Articles of Incorporation.  The Board of Directors may at any time change the Corporation’s resident agent or address by making the appropriate filing with the SDAT.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 3.                                           DATE; TIME; PLACE.  All meetings of stockholders of the Corporation (the “Stockholders”) shall be held at the date, time and place as shall be fixed by the Board of Directors and stated in the notice of the meeting.

Section 4.                                           ANNUAL MEETING.  An annual meeting of the Stockholders for the election of Directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the Board of Directors and designated in the notice of the meeting.  The failure to hold an annual meeting of Stockholders does not invalidate the Corporation’s existence or affect any otherwise valid acts of the Corporation.

Section 5.                                           SPECIAL MEETINGS.  Special meetings of the Stockholders may be called by any of the following: (a) the President, (b) the Board of Directors and (c) the Secretary, on written request of Stockholders entitled to cast at least twenty-five percent (25%) of all the votes entitled to be cast on the meeting, following payment of the reasonable estimate costs of preparing and mailing notice of the proposed meeting. The Stockholders’ request must state the purpose of the meeting and the matters proposed to be acted on at the meeting.

Section 6.                                           NOTICE; RECORD DATE.  Notice of any annual or special meeting of Stockholders shall be given not less than ten (10) nor more than ninety (90) days before the date of the meeting, by any means permitted by Maryland law for delivering notice of a meeting of stockholders of a Maryland corporation, to all Stockholders entitled to vote at the meeting and to all other Stockholders entitled to notice of the meeting.  Such notice shall state: (a) the time and date of the meeting, (b) the place of the meeting (if any), and (c) the purpose or purposes for which the meeting is called, if the meeting is a special meeting or notice of the meeting’s purpose is required by the Maryland General Corporation Law (“MGCL”), by any means permitted by Maryland law for delivering notice of a meeting of stockholders of a Maryland corporation.  No business shall be transacted at a meeting of Stockholders except as specifically designated in the notice of the meeting.

Section 7.                                           ORGANIZATION AND CONDUCT.  At every meeting of the Stockholders, an individual designated by the Board of Directors or, in the absence of such a designation or designated individual, the President or, in the absence of the President, a chairman chosen by the Stockholders entitled to cast a majority of the votes that all Stockholders present in person or by proxy are entitled to cast, shall act as chairman of the meeting, and the Secretary, or, in his absence, an assistant Secretary, or in the absence of both the Secretary and assistant Secretaries, a person appointed by the chairman of the meeting shall act as Secretary.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the Stockholders, are appropriate for the proper conduct of the meeting.

Section 8.                                           QUORUM.  At any meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the conduct of business on such matter; but this section shall not affect any requirement under any statute or the governing instrument of the Corporation for the vote necessary for the approval of any matter.  The Stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Stockholders to leave fewer than would be required to establish a quorum.

Section 9.                                           ADJOURNMENTS.  If a quorum is not established at any meeting of Stockholders, the chairman of the meeting may conclude the meeting or adjourn the meeting from time to time without notice other than announcement at the meeting.  Whether or not a quorum is established at any meeting of Stockholders, the Stockholders entitled to vote at such meeting who are present in person or by proxy may, by a majority vote, adjourn the meeting from time without notice other than announcement at the meeting.  At any adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 10.                                    VOTING; PROXIES.  Each outstanding share of stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders, except as otherwise provided by the Articles of Incorporation. Unless a different proportion is required by the Articles of Incorporation or the MGCL, a majority of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.  Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present.  A Stockholder may vote at a meeting of Stockholders in person or by proxy authorized by the Stockholder or the Stockholder’s duly authorized agent in any manner permitted for authorization of proxies by stockholders of a Maryland corporation.  Such proxy or evidence of authorization of such proxy shall be filed with the Corporation before or at the meeting.  No proxy will be valid more than eleven (11) months after its date unless otherwise provided in the proxy.  A proxy shall be revocable unless the proxy states that the proxy is irrevocable and is coupled with an interest sufficient to support an irrevocable power.

Section 11.                                    ACTION BY STOCKHOLDERS WITHOUT A MEETING.  Any action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting if a consent setting forth the action is (a) given in writing or by electronic transmission by Stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of Stockholders at which all of the Stockholders were present and acting throughout and (b) filed in paper or electronic form with the minutes of the proceedings of the Stockholders.  The Corporation shall give notice of any action taken by less than unanimous consent to each Stockholder entitled to notice not later than ten (10) days after the effective time of such action.  Any consent authorized by the MGCL, the Articles of Incorporation, or these By-laws shall be delivered to the Corporation by delivery to its principal office in the State of Maryland, its resident agent, or the officer or agent of the Corporation that has custody of the book in which proceedings of minutes of Stockholders meetings are recorded.  The Board of Directors may adopt reasonable procedures for delivering consents instead of holding a meeting.

Section 12.                                    TELEPHONE MEETINGS.  The Board of Directors or the chairman of such meeting may permit Stockholders to participate in any meeting of Stockholders by means of a conference telephone or other communications equipment by which all individuals participating in the meeting can hear each other at the same time.  Participation in a meeting by these means constitutes presence in person at the meeting.

ARTICLE III
BOARD OF DIRECTORS

Section 1.                                           GENERAL POWERS; NUMBER.  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, except as conferred on or reserved to the Stockholders by law, the Articles of Incorporation, or these By-laws.  At any meeting of the Board of Directors, the Board of Directors may establish, increase or decrease the number of Directors.  Each Director shall be at least 18 years of age and need not be a Stockholder.

Section 2.                                           TERM OF OFFICE. At the first annual meeting of Stockholders and at each annual meeting thereafter, the holders of shares of stock entitled to vote in the election of Directors shall elect Directors to hold office until the next succeeding annual meeting or until the Director’s earlier death, resignation, disqualification, or removal. A Director shall continue to serve after the expiration of his or her term until his or her successor is elected and qualified.

Section 3.                                           ANNUAL AND REGULAR MEETINGS.  An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of Stockholders, no notice other than this Bylaw being necessary.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 4.                                           SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by or at the request of the chairman of the Board, the President or by a majority of the Directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.  The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 5.                                           NOTICE.  Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Director at his or her business or residence address.  A Director entitled to notice of a meeting may deliver a waiver of notice to the Corporation in writing or by electronic transmission either before or after the time of the meeting. A Director’s participation or attendance at a meeting shall constitute a waiver of notice.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice, unless specifically required by the MGCL, the Articles of Incorporation or these By-laws

Section 6.                                           QUORUM.  A majority of the Directors then serving shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if fewer Directors are present at a meeting than is required to establish a quorum, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Articles of Incorporation or these By-laws, the vote of a majority or other percentage of a particular group of Directors is required for action, a quorum must also include a majority or such other percentage of such group.

Section 7.                                           VOTING.  The action of a majority of the Directors present at a meeting at which a quorum has been established shall be the action of the Board of Directors, unless a greater proportion is required under the MGCL, the Articles of Incorporation, or these By-laws.

Section 8.                                           ORGANIZATION AND CONDUCT.  At each meeting of the Board of Directors, the President or, in the absence of the President, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting.  The Secretary or, in his or her absence, an assistant Secretary of the Corporation, or, in the absence of the Secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as Secretary of the meeting.

Section 9.                                           PARTICIPATION BY REMOTE COMMUNICATION.  Directors may participate in a meeting by means of remote communication, videoconference, teleconference or other communications equipment if all individuals participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10.                                    ACTION BY DIRECTORS WITHOUT A MEETING.  Unless specifically otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting, with the consent to such action, in writing or by electronic transmission, of sufficient Directors to approve such action at a meeting of Directors at which all of the Directors then serving were present and acting throughout.  Such consent or consents shall be filed with the records of the Corporation and shall have the same force and effect as the affirmative vote of such Directors at a duly held meeting of the Directors at which a quorum was present.

Section 11.                                    COMMITTEES.  Any action taken or approved by the Board of Directors may be taken or approved by a duly-authorized committee thereof, whose members and chairman shall be appointed by, and who shall serve at the pleasure of, the Board of Directors.  The Board of Directors or any such committee may provide, by resolution, the time and place for the holding of meetings of such committee without other notice than such resolution.  Meetings of any committee of the Board of Directors may also be called by or at the request of the chairman of such committee, if one is appointed, or by a majority of the members of such committee.  Meetings of any committee of the Board of Directors shall be called and convened, and actions shall be taken by any such committee, in the manner and upon the notice provided herein for meetings of the Board of Directors.

ARTICLE IV
OFFICERS

Section 1.                                           GENERAL PROVISIONS.  The Board of Directors may, from time to time, appoint and remove officers, employees and other agents of the Corporation, including Persons who are Stockholders, in connection with the business and affairs of the Corporation, to serve at the pleasure of the Board of Directors, with such powers and duties as the Board of Directors may determine.  The officers of the Corporation may include a President, one or more vice Presidents, a Treasurer, a Secretary and such other officers with such powers and duties as it shall deem necessary or desirable.  The officers of the Corporation shall be appointed by the Board of Directors, except that the President may from time to time appoint one or more vice Presidents or other subordinate officers.  The duties of the officers of the Corporation shall be as set forth in these By-laws and as from time to time prescribed by the Board of Directors or, in the case of any officer other than the President, the President.  Each officer shall serve until his or her successor is appointed and qualifies or until his or her death or his or her resignation or removal in the manner hereinafter provided.  Any two or more offices except President and vice President may be held by the same person.  Appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2.                                           REMOVAL AND RESIGNATION.  Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors, and any subordinate officer or agent of the Corporation may be removed, with or without cause, by the President of the Corporation.  The removal of any officer of the Corporation shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the Board of Directors or the chief executive officer, President or Secretary of the Corporation.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation, and shall be irrevocable if so specified in the resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3.                                           PRESIDENT.  The President shall in general supervise and control all of the business and affairs of the Corporation.  He or she shall preside at all meetings of the Stockholders and of the Board of Directors and may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by the Articles of Incorporation or these By-laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Director from time to time.

Section 4.                                           VICE PRESIDENTS.  In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such vice President by the President or the Board of Directors.  The Board of Directors may designate one or more Vice Presidents as executive Vice President, senior Vice President, or Vice President for particular areas of responsibility.

Section 5.                                           SECRETARY.  The Secretary shall (a) keep the minutes of the proceedings of the Stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the trust records and of the seal of the Corporation; (d) keep a register of the post office address of each Stockholder which shall be furnished to the Secretary by such Stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

Section 6.                                           TREASURER.  The Treasurer shall have the custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and in general perform such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, upon request, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 7.                                           ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform the duties and exercise the powers of the Secretary or Treasurer, respectively, in the absence of the Secretary or Treasurer, respectively, and perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors.

Section 8.                                           COMPENSATION.  The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director.  The compensation of all other employees shall be fixed by the President within such limits as may be prescribed by the Board of Directors.

ARTICLE V
CONTRACTS, CHECKS AND DEPOSITS

Section 1.                                           CONTRACTS.  The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.  In the absence of any such authorization, any affidavit, agreement, certificate, consent, instrument, notice, power of attorney or other writing or document shall be valid and binding upon the Corporation when duly authorized or ratified by all necessary Corporation action and, in the absence of any specific action to the contrary by the Board of Directors, executed by the President of the Corporation or by any other person authorized by the Board of Directors.

Section 2.                                           CHECKS AND DRAFTS.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall, in the absence of any specific action to the contrary by the Board of Directors, be signed by the President or the treasurer of the Corporation or by any other person authorized by the Board of Director.

Section 3.                                           DEPOSITS.  All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as authorized by the Board of Directors or, in the absence of any specific action to the contrary by the Board of Directors, the President or the treasurer of the Corporation or by any other person designated by the Board of Directors.

ARTICLE VI
SHARES

Section 1.                                           CERTIFICATES.  Except as may be otherwise provided by the Board of Directors, Stockholders are not entitled to certificates evidencing the Shares.  In the event that the Corporation issues Shares evidenced by certificates, such certificates shall be in any form approved by the Board of Directors or any officer of the Corporation and shall be signed by one or more Directors or officers of the Corporation.  In the event that the Corporation issues Shares without certificates, the Corporation may provide to the record holders of such Shares such information as the Board of Directors or any officer of the Corporation determines to be necessary or advisable.  The issuance of Shares in uncertificated form shall not affect Shares already evidenced by a certificate until the certificate is surrendered to the Corporation.  There shall be no differences in the rights and obligations of Stockholders based on whether or not their shares are evidenced by certificates.

Section 2.                                           TRANSFERS.  All transfers of Shares shall be made on the books of the Corporation, by the holder of the Shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such Shares are certificated, upon surrender of certificates duly endorsed.  The issuance of a new certificate upon the transfer of certificated Shares is subject to the determination of the Board of Directors that such Shares shall no longer be evidenced by certificates.  Upon the transfer of any uncertificated Shares, the Corporation may provide to the record holder of such Shares such information as the Board of Directors or any officer of the Corporation determines to be necessary or advisable.  The Corporation shall be entitled to treat the holder of record of any share of beneficial interest in the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Section 3.                                           REPLACEMENT CERTIFICATES.  Any officer of the Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such Shares have ceased to be certificated, no new certificate shall be issued.  Unless otherwise determined by the Board of Directors or any officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4.                                           SHARE LEDGER.  The Corporation shall maintain at its principal office or at any other place designated by the Board of Directors or any officer of the Corporation, an original or duplicate share ledger containing the name and address of each Stockholder and the number of Shares of each class held by such Stockholder.

ARTICLE VII
ACCOUNTING YEAR

The fiscal year of the Corporation shall be the calendar year, unless otherwise provided by the Board of Directors by duly adopted resolution.

ARTICLE VIII
INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 1.                                           GENERAL.  The Corporation shall indemnify its directors and officers who are directors as required by the Articles of Incorporation and shall indemnify its officers who are not directors to the same extent. Such indemnification shall apply to all proceedings arising after August 25, 1986 in connection with (i) any facts and circumstances occurring after such date, or (ii) any facts or circumstances occurring before such date.  For the avoidance of doubt, nothing in these By-laws shall be deemed to expand the obligations of the Corporation under Section 7.7 of the Agreement and Plan of Merger by and among Ocwen Financial Corporation, POMS Corp and PHH Corporation, dated as of February 27, 2018.

Section 2.                                           PROCEDURE.  Any indemnification or payment of costs and expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the “Indemnified Party”). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party’s costs and expenses (including attorney’s fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be paid or reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

Section 3.                                           EXCLUSIVITY, ETC.  The indemnification and advance of expenses provided by the Articles of Incorporation and these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person.  The Corporation shall not be liable for any payment under this by-law in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder.  All rights to indemnification and advance of expenses under the Articles of Incorporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this by-law is in effect.  Nothing herein shall prevent the amendment of this by-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption.  Any repeal or modification of this by-law shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this by-law or any provision hereof is in force.

Section 4.                                           INSURANCE.  The Corporation may purchase and maintain insurance on behalf of any Indemnified Party against any liability asserted against and incurred by any Indemnified Party in any protected capacity or arising out of his or her position.  The Corporation may purchase and maintain insurance on its behalf in respect of any liability it may incur to provide indemnification under the Articles of Incorporation, this by-law, or applicable law.

Section 5.                                           SEVERABILITY; DEFINITIONS.  The invalidity or unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of any other provision hereof.  The phrase “this by-law” in this Article VIII means this Article VIII in its entirety.

ARTICLE IX
WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Articles of Incorporation or these By-laws or pursuant to applicable law, a waiver thereof, in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in a waiver of notice of any meeting.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE X
AMENDMENT OF BY-LAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these By-laws and to make new By-laws.